UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 29, 2011

Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	000-3311	52-2238521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(Address of principal executive offices)

(410) 413-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Campbell & Company, Inc. (Campbell), managing owner and trading advisor of the Campbell Alternative Asset Trust (Trust), has made the decision to cease the Trust offering, effective April 22, 2011.  The decision to cease the offering is the precursor to closing the Trust as of May 31, 2011.  The Trust initially began trading in October 2001 but has not offered units to the public since December 2002; however, the registered units continued to be offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan (the Plan).

The assets of the Trust are largely comprised (87%) of affiliated entities of Campbell; Campbell’s management team has elected to construct a more suitable entity to facilitate the Plan.  The current, non-affiliated, investors in the Trust may have opportunities to invest in other Campbell fund or trust offerings based on suitability requirements and in consideration with ERISA capacity.  This change is part of Campbell’s continuing efforts to focus administrative resources on our currently available offerings which hold the majority of Campbell & Company, Inc. assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL ALTERNATIVE
ASSET TRUST
By:	Campbell & Company, Inc.
Managing Owner

By:	/s/ Theresa D. Becks
Theresa D. Becks
President, Chief Executive Officer

March 29, 2011